Exhibit 99.2

Summary

This summary highlights selected information contained elsewhere in this offering memorandum or incorporated herein by reference, but may not contain all information that may be important to you. We encourage you to read this entire offering memorandum and the documents incorporated herein by reference carefully, including “Risk factors” and the consolidated financial statements and other information contained elsewhere in this offering memorandum or incorporated herein by reference before making an investment decision.

Unless the context otherwise requires or as otherwise indicated, references in this offering memorandum to “we,” “our,” “us,” “Wolverine” and the “Company” refer to Wolverine World Wide, Inc. and its consolidated subsidiaries. References to “initial purchasers” refer to the firms listed on the cover page of this offering memorandum.

Our company

We are a leading designer, marketer and licensor of a broad range of quality casual footwear and apparel, performance outdoor and athletic footwear and apparel, kids’ footwear, industrial work boots and apparel, and uniform shoes and boots. During the trailing four quarters ended July 3, 2021, we generated revenue, net earnings and Adjusted EBITDA of  $2,145.3 million, $(66.7) million and $315.5 million, respectively. For a reconciliation of Adjusted EBITDA to net earnings, see “—Summary historical consolidated financial information.” Our products are marketed worldwide in approximately 170 countries and territories through owned operations in the United States (“U.S.”), Canada, the United Kingdom and certain countries in continental Europe and Asia Pacific. In other regions (Latin America, portions of Europe and Asia Pacific, the Middle East and Africa), we rely on a network of third-party distributors, licensees and joint ventures. At July 3, 2021, we operated 97 retail stores in the United States and Canada and 61 consumer-direct eCommerce sites.

During fiscal year 2020, 68.9%, 15.6%, 6.7%, 3.8% and 5.0% of our revenue was derived from sales in the United States, Europe, Middle East and Africa, Asia Pacific and Latin America and Canada, respectively.

Today, we source and market a broad range of footwear styles, including shoes, boots and sandals under many recognizable brand names, including Bates®, Cat®, Chaco®, Harley-Davidson®, Hush Puppies®, Hytest®, Keds®, Merrell®, Saucony®, Sperry® and Wolverine®. We license our Stride Rite® brand under a global license arrangement. We also market Merrell® and Wolverine® brand apparel and accessories and license some of our brands for use on non-footwear products, including Hush Puppies® apparel, eyewear, watches, socks, handbags and plush toys; Wolverine® eyewear and gloves; Keds® apparel; Saucony® apparel and Sperry® apparel. Cat® is a registered trademark of Caterpillar Inc. and Harley-Davidson® is a registered trademark of H-D U.S.A., LLC.

Our products generally feature contemporary styling with proprietary technologies designed to provide maximum comfort and performance. We believe that our primary competitive advantages are our well-recognized brand names, patented proprietary designs, diverse product offerings and comfort technologies, wide range of distribution channels and diversified manufacturing and sourcing base. We combine quality materials and skilled workmanship to produce footwear according to our specifications at both owned and third-party manufacturing facilities. Our products are sold at various price points targeting a wide range of consumers of casual, work, outdoor and athletic footwear and apparel.

Our portfolio of brands is organized into the following two operating segments, which we have determined to be reportable operating segments.

• Wolverine Michigan Group, consisting of Merrell® footwear and apparel, Cat® footwear, Wolverine® footwear and apparel, Chaco® footwear, Hush Puppies® footwear and apparel, Bates® uniform footwear, Harley-Davidson® footwear and Hytest® safety footwear; and

• Wolverine Boston Group, consisting of Sperry® footwear, Saucony® footwear and apparel, Keds® footwear, and the Kids footwear business, which includes the Stride Rite® licensed business, as well as Kids’ footwear offerings from Saucony®, Sperry®, Keds®, Merrell®, Hush Puppies® and Cat®.

The reportable segments are engaged in designing, manufacturing, sourcing, marketing, licensing and distributing branded footwear, apparel and accessories. Revenue for the reportable operating segments includes revenue from the sale of branded footwear, apparel and accessories to third-party customers; revenue from third-party distributors, licensees and joint ventures; and revenue from our consumer-direct businesses.

We also report “Other” and “Corporate” categories. The Other category consists of our leather marketing operations, sourcing operations and multi-branded consumer-direct retail stores. The Corporate category consists of unallocated corporate expenses, such as costs related to the COVID-19 pandemic, impairment of intangible assets and environmental and other related costs. Our reportable segments are determined based on how we internally report and evaluate financial information used to make operating decisions. The operating segment managers all report directly to the chief operating decision maker. Our Global Operations Group is responsible for sourcing, distribution, logistics and customer support.

Recent developments

Acquisition of Sweaty Betty®

On July 31, 2021, we entered into a definitive agreement to acquire 100% of the outstanding shares of Lady Leisure Investco Limited (the “Acquired Company”). The acquisition was completed on August 2, 2021 for $415.8 million, which is net of acquired cash of  $7.1 million. The Acquired Company owns the Sweaty Betty brand and activewear business, a premium women’s activewear brand. The acquisition was funded with $153.0 million of cash on hand and $270.0 million of borrowings under our revolving credit facility (the “Acquisition Consideration”). The Acquired Company had Adjusted EBITDA of approximately $23 million and revenue of approximately $197 million for the trailing twelve months ended March 31, 2021, using an average exchange rate of  $1.307477 per £1.00 for such period.

The acquisition of the Acquired Company and the funding thereof are referred to herein as the “Acquisition.”

None of the entities acquired in connection with the Acquisition will be a guarantor of the notes on the issue date, and such entities will only become guarantors in the future if required pursuant to the indenture. See Description of notes—Certain covenants—Future guarantors.”

Existing notes redemption

On July 27, 2021, we delivered a conditional notice of redemption with respect to all of our outstanding (i) $250 million aggregate principal amount of 5.000% Senior Notes due 2026 and (ii) $300 million aggregate principal amount of 6.375% Senior Notes due 2025 (collectively, the “existing notes”), specifying a redemption price equal to 100% of the principal amount of the existing notes, plus the Applicable Premium (as defined in the indentures governing the existing notes), plus accrued and unpaid interest to the redemption date. The redemption of the existing notes (the “Redemption”), which is conditioned upon the completion of this notes offering, is expected to occur on August 26, 2021. We intend to use the net proceeds from this offering, together with borrowings under our amended senior credit facility, to fund the Redemption and all related fees and expenses. See “Use of proceeds.”

The redemption of the existing notes has been made solely pursuant to conditional notices of redemption that have been delivered pursuant to the applicable indentures, and nothing contained in this offering memorandum constitutes a notice of redemption of the existing notes.

The payment of the Acquisition Consideration, this offering of the notes, and the use of the proceeds therefrom and the related borrowings as described under “Use of proceeds” are referred to herein as the “Transactions.”

Wolverine World Wide, Inc., publicly traded on The New York Stock Exchange under the ticker symbol “WWW,” is a Delaware corporation and the successor of a Michigan corporation of the same name organized in 1906, which, in turn, was the successor of a footwear business established in Grand Rapids, Michigan in 1883.

Our principal executive offices are located at 9341 Courtland Drive N.E., Rockford, Michigan 49351 and our telephone number at that address is (616) 866-5500. Our website is located at http://www.wolverineworldwide.com. Our website and the information contained on, or accessible through, our website is not part of this offering memorandum, and you should rely only on the information contained in this offering memorandum or incorporated herein by reference when making a decision as to whether to invest in the notes.

Summary historical consolidated financial information

The following tables present summary historical consolidated financial information for the periods and as of the dates indicated. The summary historical consolidated financial information as of January 2, 2021 and December 28, 2019 and for the fiscal years 2020, 2019 and 2018 is derived from, and qualified by reference to, our audited consolidated financial statements incorporated by reference in this offering memorandum. The summary historical balance sheet information as of December 29, 2018 is derived from our audited consolidated financial statements that are not included or incorporated by reference in this offering memorandum. The summary historical consolidated financial information as of July 3, 2021 and for the year-to-date periods ended July 3, 2021 and June 27, 2020 is derived from, and qualified by reference to, our unaudited consolidated financial statements incorporated by reference in this offering memorandum. The summary historical balance sheet information as of June 27, 2020 is derived from our unaudited consolidated financial statements that are not included or incorporated by reference in this offering memorandum. Our unaudited consolidated financial statements have been prepared on the same basis as our audited consolidated financial statements and, in our opinion, reflect all adjustments, consisting only of normal and recurring adjustments, necessary for a fair presentation of such financial statements in all material respects. The results for any interim period are not necessarily indicative of the results that may be expected for a full year or any future period.

We have derived the summary historical consolidated financial information for the trailing four quarters ended July 3, 2021 by combining the applicable financial data from our unaudited consolidated financial statements for the year-to-date period ended July 3, 2021 with the applicable financial data from our audited consolidated financial statements for the fiscal year ended January 2, 2021, less the applicable financial data from our unaudited consolidated financial statements for the year-to-date period ended June 27, 2020.

The summary historical financial information set forth in the following tables should be read in conjunction with our historical consolidated financial statements and related notes and “Management’s discussion and analysis of financial condition and results of operations” (see Part II, Item 7 of our Annual Report on Form 10-K for the fiscal year ended January 2, 2021 and Part I, Item 2 of our Quarterly Report on Form 10-Q for the quarter ended July 3, 2021), which are incorporated by reference in this offering memorandum.

						Trailing
						four
						quarters
				Year to date ended		ended
	Fiscal Year			July 3,	June 27,	July 3,
(Dollars in millions)	2020	2019	2018	2021	2020	2021
					(unaudited)	(unaudited)
Statement of operations data:
Revenue	$1,791.1	$2,273.7	$2,239.2	$1,142.6	$788.4	$2,145.3
Cost of goods sold	1,055.5	1,349.9	1,317.9	649.9	459.4	1,246.0
Gross profit	735.6	923.8	921.3	492.7	329.0	899.3
Selling, general and administrative expenses	639.4	669.3	654.1	376.2	299.7	715.9
Impairment of intangible assets(1)	222.2	—	—	—	—	222.2
Environmental and other related costs(2)	11.1	83.5	15.3	(5.4)	4.9	0.8
Operating profit (loss)	(137.1)	171.0	251.9	121.9	24.4	(39.6)
Interest expense, net	43.6	30.0	24.5	19.3	18.3	44.6
Debt extinguishment costs(3)	5.5	—	0.6	—	0.2	5.3
Other (income) expense, net(4)	(2.1)	(4.9)	(0.6)	2.9	(2.3)	3.1

						Trailing
						four
						quarters
				Year to date ended		ended
	Fiscal Year			July 3,	June 27,	July 3,
(Dollars in millions)	2020	2019	2018	2021	2020	2021
Earnings (loss) before income taxes	(184.1)	145.9	227.4	99.7	8.2	(92.6)
Income tax expense (benefit)	(45.5)	17.0	27.1	16.9	(2.7)	(25.9)
Net earnings (loss)	(138.6)	128.9	200.3	82.8	10.9	(66.7)
Less: net earnings (loss) attributable to non-controlling interest(5)	(1.7)	0.4	0.2	(0.4)	(0.5)	(1.6)
Net earnings (loss) attributable to Wolverine World Wide, Inc.	$(136.9)	$128.5	$200.1	$83.2	$11.4	$(65.1)
Balance sheet data (at period end):
Cash and cash equivalents	$347.4	$180.6	$143.1	$345.8	$422.6
Total assets	2,137.4	2,480.0	2,183.1	2,303.6	2,589.4
Total debt(6)	722.5	798.4	570.5	718.4	1,024.4
Total liabilities	1,564.4	1,701.6	1,191.5	1,654.5	1,853.5
Total stockholders’ equity	573.0	778.4	991.6	649.1	735.9
Working capital(7)	498.2	179.7	394.6	563.5	442.2
Statement of cash flows data:
Net cash provided by operating activities	$309.1	$222.6	$97.5	$51.7	$39.0	$321.8
Net cash provided by (used in) investing activities	6.1	(61.5)	(22.2)	(8.1)	9.2	(11.2)
Net cash provided by (used in) financing activities	(154.0)	(124.6)	(404.5)	(45.1)	195.1	(394.2)
Other financial data:
Depreciation and amortization	$32.8	$32.7	$31.5	$14.4	$15.4	$31.8
Capital expenditures	(10.3)	(34.4)	(21.7)	(6.7)	(6.6)	(10.4)
EBITDA(8)	(107.7)	208.6	283.4	133.4	41.9	(16.2)
Adjusted EBITDA(8)	242.1	325.3	343.3	175.7	102.3	315.5

(1) In the fourth quarter of 2020, we incurred a $222.2 million impairment charge for the decline in the value of the Sperry® trade name.

(2) Represents environmental remediation and litigation costs related to our former tannery and historic disposal of tannery byproducts. See “Risk factors—Risks related to our business—The disruption, expense and potential liability associated with existing and future litigation against us could adversely affect our reputation, financial position or results of operations.”

(3) We incurred $0.6 million of debt extinguishment and other costs in connection with the refinancing of our debt in the fourth quarter of fiscal 2018.

(4) Includes $0.1 million, $0.2 million, $1.3 million, and $0.0 million of fees paid to a financial institution pursuant to a receivables sale agreement during fiscal 2020, fiscal 2019, fiscal 2018 and the quarter ended July 3, 2021, respectively. Under this receivables sale agreement, we sell selected trade accounts receivable on a recurring, nonrecourse basis, and up to $75 million of accounts receivable may be sold and remain outstanding at any point in time. Additional information pertaining to our receivables sale agreement can be found in our audited and interim financial statements and related notes incorporated by reference in this offering memorandum.

(5) Represents noncontrolling interest income (loss) in joint ventures majority owned by Wolverine.

(6) Amounts shown are net of deferred financing fees.

(7) Working capital is defined as total current assets minus total current liabilities.

(8) EBITDA, a measure used by management to evaluate operating performance, is defined as net earnings plus (i) interest expense, net, (ii) income tax expense and (iii) depreciation and amortization. Adjusted EBITDA is defined as EBITDA adjusted to exclude noncash items, unusual items and other items. EBITDA and Adjusted EBITDA are not recognized terms under GAAP and do not purport to be alternatives to net earnings as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. We present EBITDA and Adjusted EBITDA because we believe EBITDA and Adjusted EBITDA are useful supplemental measures in evaluating the performance of our operating businesses and provide greater transparency with respect to our results of operations. EBITDA and Adjusted EBITDA are used by our management, including our chief operating decision maker, to perform such evaluations. In addition, the credit agreement governing our amended senior credit facility and the indentures governing our existing notes contain, and the indenture that will govern the notes offered hereby will contain, debt incurrence ratios that are calculated by reference to Adjusted EBITDA. Non-compliance with the debt incurrence ratios contained our amended senior credit facility, the indentures that govern our existing notes and in the indenture that will govern the notes offered hereby would prohibit us from being able to incur additional indebtedness other than pursuant to specified exemptions. See “Description of other indebtedness” and “Description of notes.” EBITDA and Adjusted EBITDA items should not be considered in isolation or as a substitute for net earnings or other statement of operations data prepared in accordance with GAAP.

We believe EBITDA facilitates company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting net interest expense), taxation, the age and book depreciation of facilities (affecting relative depreciation expense) and the amortization of intangibles, which may vary for different companies for reasons unrelated to operating performance. We believe Adjusted EBITDA also facilitates company-to-company operating performance comparisons by backing out those items in EBITDA as well as certain historical cost (benefit) items which may vary for different companies for reasons unrelated to operating performance. We further believe that EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in their evaluation of companies, many of which present EBITDA and Adjusted EBITDA measures when reporting their results.

EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider EBITDA and Adjusted EBITDA either in isolation or as substitutes for analyzing our results as reported under GAAP. Some of these limitations are:

• these measures do not reflect changes in, or cash requirements for, our working capital needs;

• these measures do not reflect our interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;

• these measures do not reflect our income tax expense or the cash requirements to pay our taxes;

• these measures do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;

• although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and these EBITDA measures do not reflect any cash requirements for such replacements; and

• other companies may calculate these EBITDA measures differently so they may not be comparable.

Set forth below is a reconciliation of net earnings to EBITDA and Adjusted EBITDA.

						Trailing
						four
						quarters
				Year to date ended		ended
	Fiscal Year			July 3,	June 27,	July 3,
(Dollars in millions)	2020	2019	2018	2021	2020	2021
				(unaudited)		(unaudited)
Net earnings (loss)	$(138.6)	$128.9	$200.3	$82.8	$10.9	(66.7)
Interest expense, net	43.6	30.0	24.5	19.3	18.3	44.6
Income tax expense (benefit)	(45.5)	17.0	27.1	16.9	(2.7)	(25.9)
Depreciation and amortization	32.8	32.7	31.5	14.4	15.4	31.8
EBITDA	(107.7)	208.6	283.4	133.4	41.9	(16.2)
Pension expense(a)	8.5	5.6	11.8	7.0	4.3	11.2
Stock-based compensation expense(b)	28.9	24.5	31.2	21.6	10.2	40.3
Impairment of intangible assets(c)	222.2	—	—	—	—	222.2
Environmental and other related costs(d)	11.1	83.5	15.3	(5.4)	4..9	0.8
Debt extinguishment costs(e)	5.5	—	0.6	—	0.2	5.3
Other(f)	73.6	3.1	1.0	19.1	40.8	51.9
Subtotal	349.8	116.7	59.9	42.3	60.4	331.7
Adjusted EBITDA	$242.1	$325.3	$343.3	$175.7	$102.3	$315.5

(a) We have two non-contributory, defined benefit pension plans that provide retirement benefits to less than half of our domestic employees. Our principal defined benefit pension plan, which is closed to new participants, provides benefits based on the employee’s years of service and final average earnings. The second plan is closed to new participants and no longer accrues future benefits.

We have a Supplemental Executive Retirement Plan (the “SERP”) for certain current and former employees that entitles a participating employee to receive payments from us following retirement based on the employee’s years of service and final average earnings (as defined in the SERP). Under the SERP, the employees can elect early retirement with a corresponding reduction in benefits. We also have individual deferred compensation agreements with certain former employees that entitle those employees to receive payments from us following retirement, generally for the duration of their lives. We maintain life insurance policies with a cash surrender value of  $44.0 million at January 2, 2021 and $66.8 million at December 28, 2019 that are intended to partially fund deferred compensation benefits under the SERP and deferred compensation agreements.

We have two defined contribution 401(k) plans covering substantially all domestic employees that provide for discretionary Company contributions based on the amount of participant deferrals. We recognized expense for our contributions to the defined contribution plans of and $4.2 million, $5.2 million, and $4.5 million in fiscal years 2020, 2019 and 2018, respectively.

We also have certain defined contribution plans at foreign subsidiaries. Contributions to these plans were $1.3 million, $1.1 million and $1.1 million in fiscal years 2020, 2019 and 2018, respectively. We also have a benefit plan at a foreign location that provides for retirement benefits based on years of service. The obligation recorded under this plan was $1.0 million at January 2, 2021 and $0.9 million at December 28, 2019 and was recognized as a deferred compensation liability on the consolidated balance sheets.

Additional information pertaining to pension expense can be found in our audited and interim financial statements and related notes incorporated by reference in this offering memorandum.

(b) Consists of our stock-based compensation expense. Additional information pertaining to stock-based compensation expense can be found in our audited and interim financial statements and related notes incorporated by reference in this offering memorandum.

(c) See note (1) above.

(d) See note (2) above.

(e) See note (3) above.

(f) Other adjustments include items such as fees related to the accounts receivable financing facility, non recurring charges or income not included in restructuring and non voluntary pension contributions. In addition to the adjustments described in clause (e) above: (1) the other adjustment in fiscal year 2020 and the first two quarters of 2021 and 2020 includes costs related to the COVID-19 pandemic and environmental legal fees not associated with remediation activities.